UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2006 (July 31, 2006)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events

On July 31, 2006, Vineyard National Bancorp (the "Company"), and its wholly-owned subsidiary, Vineyard Bank, National Association ("Vineyard"), completed the acquisition of Rancho Bank pursuant to the terms and conditions of the Agreement and Plan of Reorganization (the "Agreement") dated April 19, 2006, among the Company, Vineyard, and Rancho Bank, a copy of which was filed as Exhibit 2.1 to Form 8-K on April 20, 2006.

Under the terms and conditions of the Agreement, Rancho Bank shareholders will receive cash consideration of $38.50 for each share of Rancho Bank common stock outstanding immediately prior to the merger.   Holders of outstanding Rancho Bank stock options will receive the excess of cash consideration of $38.50 over the per share exercise price of the option.

A copy of the press release announcing the completion of the merger is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibit is included with this Report:

       Exhibit 99.1    Press release announcing the completion of the Agreement and Plan of Reorganization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: August 1, 2006	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer